EXHIBIT 99.1

duostech	FOR IMMEDIATE RELEASE

Duos Technologies Group Reports Third Quarter 2018 Results

Company Increases Full Year 2018 Revenue Guidance to $11.0 Million

Jacksonville, FL/ Globe Newswire/ November 14, 2018 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (OTCQB: DUOT), a provider of intelligent security analytical technology solutions, reported financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 and Recent Operational Highlights

•

Awarded contract in the aggregate of $1.0 million from a regional bank (the “Bank”) with a national footprint for the installation of Duos’ praesidium® and centraco® systems, which will provide comprehensive security solutions for 19 of the Bank’s sites in 14 locations across the United States

•

Awarded a software license and application model agreement from a leading North American Class-1 transportation and logistics company to develop enhanced inspection algorithms, which covers the development and licensing of 17 artificial intelligence-based detection algorithm models

•

Awarded a patent by the U.S. Patent and Trademark Office for the Company’s Linear Speed Measurement technology, which enables the “stitching” of images that are a single pixel wide into an accurate high-definition image of a train with up to 100 or more cars, significantly increasing the accuracy of the speed information compared to commercially available measurement devices

•

Completed integration and received certification under the Lenel Open Access Alliance Program (“OAAP”) for enhanced security offerings, which greatly expands the capabilities of the Physical Security Information Management (“PSIM”) component of the Duos centraco® 3.0 platform

•

Increased headcount to 50 staff during the quarter

•

Opened Operations Center of Excellence site, housing the company’s technical staff, research and development and testing facility

Third Quarter 2018 Financial Results

Total revenue increased 388% to a Company record $5.1 million, from $1.0 million in the same quarterly period last year. The significant increase in total revenue was driven by an increase in project revenue and maintenance and technical support, which was offset by a decrease in IT asset management services revenues. The increase in project revenue is a result of the Company’s ongoing transition to new offerings, including intelligent analytics and machine learning, from traditional legacy security-centric offerings.

Gross profit increased 501% to more than $2.3 million, from $387,000 in the same quarterly period last year. The significant increase in gross profit was due to the increase in project revenues as discussed above. In previous quarters, gross profit was impacted by certain accounting changes related to the implementation of Accounting Standards Codification (ASC) 606. The Company had anticipated these profits to be recorded later in the year and, therefore, the third quarter’s accounting is directly comparable with the equivalent quarter in 2017. Gross profit was slightly impacted by revenues related to construction on two projects that were essentially “pass-through” or low margin. Management anticipates gross profit to be close to historical norms for the full year.

Operating expenses increased 44% to $1.7 million from $1.2 million in the same quarterly period last year. The increase in operating expenses was mainly due to an increase in resources related to the significant increase in revenues for the period. Selling and marketing as well as research and development both increased in line with the Company’s investment in resources to grow the business. The increase in salaries, wages and contract labor was higher during the period due to an increase in number of employees and additional contract expenses related to the overall significant increase in revenues.

Net Income totaled $633,000, or $0.03 per share , an improvement from net loss of $125,000, or $(0.07) per share (basic), in the same quarter a year-ago. The improvement in net income was primarily attributable to the increase in project revenue mentioned above.

Financial Outlook

For the fiscal year ending December 31, 2018, the Company has increased its revenue outlook to $11.0 million from $10.1 million, which would represent an approximate 183% increase as compared to the $3.9 million reported revenue in the fiscal year ended December 31, 2017. The Company’s guidance is based on contracts in backlog that are already performing and scheduled to be executed during, or which have been executed before, the fourth quarter of 2018. Management also anticipates receiving additional awards in the remainder of 2018.

Management Commentary

“We delivered yet another record financial performance in the third quarter of this year and continued to make significant operational progress in our long-term growth plan,” said Duos Chairman and CEO Gianni Arcaini. “We expect our performance and growth to continue through the remainder of the year.  With our new engineering and operations facility up and running, as well as the addition of several key executives to our management team, we believe we have the tools and the talent to take our success to new heights.

“Looking ahead, we are in discussions with a number of multi-national organizations to partner on expanded technologies and distribution of our systems to the global markets.  Furthermore, we are in the process of consolidating our machine learning and artificial intelligence program in a new division which will operate under the brand ‘TrueVue360’.”

Conference Call

The Company’s management will host a conference call on Thursday, November 15, 2018 at 11:00 a.m. Eastern time (8:00 a.m. Pacific time) to discuss these results, followed by a question and answer period.

Date: Thursday, November 15, 2018

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

U.S. dial-in: (888) 339-2688

International dial-in: (617) 847-3007

Passcode: 92814227

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at (949) 574-3860.

The conference call will be broadcast live and available for replay via the investor section of the Company’s website.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (OTCQB: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., provides advanced intelligent security and analytical technology solutions with a strong portfolio of intellectual property. The Company’s core competencies include intelligent technologies that combine machine learning, artificial intelligence and advanced video analytics that are delivered through its proprietary integrated enterprise command and control centraco® platform. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail transportation, retail, petrochemical, government, and banking sectors. Duos Technologies also offers professional and consulting services for large data centers. For more information, visit www.duostech.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Duos Technologies Group, Inc.’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Duos’ Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Duos’ filings with the SEC.

Contacts: Duos Technologies
Corporate Tracie Hutchins Duos Technology Group, Inc. 904-652-1601 tlh@duostech.com Investor Relations Matt Glover or Tom Colton Liolios 949-574-3860 DUOT@liolios.com

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
REVENUES:
Project	$4,731,106	$561,022	$8,516,812	$1,512,628
Maintenance and technical support	371,110	288,137	881,004	914,438
IT asset management services	—	196,576	92,386	816,903

Total Revenues	5,102,216	1,045,735	9,490,202	3,243,969

COST OF REVENUES:
Project	2,684,785	458,337	5,079,455	1,180,193
Maintenance and technical support	89,077	131,363	300,593	366,357
IT asset management services	—	68,691	47,989	328,730

Total Cost of Revenues	2,773,862	658,391	5,428,037	1,875,280

GROSS PROFIT	2,328,354	387,344	4,062,165	1,368,689

OPERATING EXPENSES:
Selling and marketing expenses	73,468	27,104	189,092	146,031
Salaries, wages and contract labor	1,072,029	784,012	3,153,138	2,359,899
Research and development	122,755	65,984	401,116	225,982
Professional fees	63,878	87,366	187,679	292,099
General and administrative expenses	359,991	210,398	864,969	768,606

Total Operating Expenses	1,692,121	1,174,864	4,795,994	3,792,617

INCOME (LOSS) FROM OPERATIONS	636,233	(787,520)	(733,829)	(2,423,928)

OTHER INCOME (EXPENSES):
Interest Expense	(4,589)	(1,525,894)	(14,755)	(3,279,898)
Gain on settlement of debt	—	—	—	64,647
Warrant derivative gain	—	2,188,546	—	1,901,219
Other income, net	981	—	3,742	1

Total Other Income (Expense)	(3,608)	662,652	(11,013)	(1,314,031)

NET INCOME (LOSS)	632,625	(124,868)	(744,842)	(3,737,959)

Series A preferred stock dividends	—	(5,920)	—	(17,760)

Net income (loss) applicable to common stock	$632,625	$(130,788)	$(744,842)	$(3,755,719)

Basic Net Income (Loss) Per Share	$0.03	$(0.07)	$(0.04)	$(1.98)
Diluted Net Income(Loss) Per Share	$0.02	$(0.07)	$(0.04)	$(1.98)

Weighted Average Shares-Basic	20,752,450	1,899,716	20,724,153	1,896,578
Weighted Average Shares-Diluted	26,412,450	1,899,716	20,724,153	1,896,578

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash	$1,572,051	$1,941,818
Accounts receivable, net	1,391,447	298,304
Contract assets	347,565	423,793
Prepaid expenses and other current assets	249,162	90,923

Total Current Assets	3,560,225	2,754,838

Property and equipment, net	170,899	65,362

OTHER ASSETS:
Software Development Costs, net	45,000	—
Patents and trademarks, net	47,428	45,978
Total Other Assets	92,428	45,978

TOTAL ASSETS	$3,823,552	$2,866,178

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$981,310	$812,618
Accounts payable - related parties	13,473	12,598
Notes payable - financing agreements	69,038	49,657
Notes payable - related parties	—	9,078
Line of credit	31,516	34,513
Payroll taxes payable	200,119	149,448
Accrued expenses	441,091	497,277
Contract liabilities	1,258,159	200,410
Deferred revenue	279,375	438,907

Total Current Liabilities	3,274,081	2,204,506

Notes payable - related party	—	39,137

Total Liabilities	3,274,081	2,243,643

Commitments and Contingencies (Note 6)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,485,000 shares available to be designated
Series A redeemable convertible cumulative preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at September 30, 2018 and December 31, 2017, convertible into common stock at $6.30 per share	—	—
Series B convertible cumulative preferred stock, $1,000 stated value per share, 15,000 shares designated; 2,830 issued and outstanding at September 30, 2018 and December 31, 2017, convertible into common stock at $0.50 per share	2,830,000	2,830,000

Common stock: $0.001 par value; 500,000,000 shares authorized, 21,010,437 and 20,657,850 shares issued, 21,007,157 and 20,654,570 shares outstanding at September 30, 2018 and December 31, 2017, respectively	21,010	20,658
Additional paid-in capital	27,280,249	26,608,823
Total stock & paid-in-capital	30,131,259	29,459,481
Accumulated deficit	(29,433,788)	(28,688,946)
Sub-total	697,471	770,535
Less: Treasury stock (3,280 shares of common stock)	(148,000)	(148,000)
Total Stockholders' Equity	549,471	622,535

Total Liabilities and Stockholders' Equity	$3,823,552	$2,866,178

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2018	2017
Cash from operating activities:
Net loss	$(744,842)	$(3,737,959)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	71,318	36,519
Gain on settlement of debt	—	(64,647)
Stock based compensation	403,070	—
Stock issued for services	—	40,000
Interest expense related to debt discounts of notes payable	—	3,064,086
Warrant derivative gain	—	(1,901,219)
Changes in assets and liabilities:
Accounts receivable	(1,093,143)	(326,160)
Contract assets	76,228	131,587
Prepaid expenses and other current assets	58,934	207,936
Accounts payable	168,692	622,946
Accounts payable-related party	875	1,238
Payroll taxes payable	50,671	734,190
Accrued expenses	17,523	455,780
Contract liabilities	1,057,747	23,221
Deferred revenue	(159,532)	(333,626)

Net cash used in operating activities	(92,459)	(1,046,108)

Cash flows from investing activities:
Software development costs	(60,000)	—
Purchase of patents/trademarks	(5,500)	—
Purchase of fixed assets	(157,804)	(22,549)

Net cash used in investing activities	(223,304)	(22,549)

Cash flows from financing activities:
Bank overdraft		688
Repayments of line of credit	(2,997)	—
Repayments of related party notes	(48,215)	(19,911)
Repayments of insurance and equipment financing	(197,792)	(153,496)
Repayments of notes payable	—	(172,500)
Proceeds from warrants exercised	195,000	—
Proceeds of notes payable, net of 185,250 cash fees	—	1,239,750

Net cash (used in) provided by financing activities	(54,004)	894,531

Net decrease in cash	(369,767)	(174,126)
Cash, beginning of period	1,941,818	174,376
Cash, end of period	1,572,051	250

Supplemental Disclosure of Cash Flow Information:
Interest paid	$7,411	$110,919

Supplemental Non-Cash Investing and Financing Activities:
Common stock issued for accrued BOD fees	$73,708	$—
Accrued interest forgiven related to note payable settlement	$—	$20,697
Debt discount related to notes payable	$—	$1,571,250
Note issued for financing of insurance premiums	$217,173	$208,201